UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2005
Digital Recorders, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	1-13408 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

5949 Sherry Lane, Suite 1050 Dallas, Texas (Address of Principal Executive Offices)	75225 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On July 27, 2005, the Company filed a Current Report on Form 8-K with the Commission indicating that it had been in discussions with the staff of the NASDAQ® Stock Market (“NASDAQ®”) regarding certain inquiries NASDAQ® was making in connection with the Company’s issuance of its Series G Convertible Preferred Stock (the “Series G Preferred Stock”) on June 23, 2005.
     On August 1, 2005, the Company received a letter from NASDAQ® stating that, upon review of the Company’s Listing of Additional Shares Notification Form filed with NASDAQ® on July 5, 2005, it had concluded the Company was in violation of the shareholder approval and voting rights set forth in NASDAQ® Marketplace Rules 4350(i)(1)(D) and 4351, respectively. The letter further stated that because the Company had subsequently (i) rescinded its issuance of Series G Preferred Stock to Mr. John D. Higgins, a Director of the Company, and (ii) the Company revised the conversion price for voting rights purposes of the Series G Preferred Stock, NASDAQ® had determined that the Company is in compliance with its rules and that the matter is closed. For a more detailed discussion of the Company’s remedial actions, please see the July 27, 2005, Current Report on Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

DIGITAL RECORDERS, INC.
Date: August 1, 2005	By:	/s/ David N. Pilotte
David N. Pilotte
Chief Financial Officer